Exhibit 5.3

SIDLEY	SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 +1 312 853 7000 +1 312 853 7036 FAX AMERICA • ASIA PACIFIC • EUROPE

May 11, 2020

Madison Gas and Electric Company

133 South Blair Street

Madison, Wisconsin 53703

Re:

Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Madison Gas and Electric Company, a Wisconsin corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating, among other things, to the registration of an indeterminate principal amount of the Company’s Medium-Term Notes (the “Notes”).  The Notes are to be issued under an Indenture dated as of September 1, 1998 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to Bank One, N.A.), as trustee (the “Trustee”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Indenture and the resolutions adopted by the Company’s board of directors (the “Board”) relating to the Registration Statement, the Indenture and the Notes.  We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the Notes of each series covered by the Registration Statement will constitute valid and binding obligations of the Company when:

(i)

the Registration Statement (including any post-effective amendments) shall have become effective under the Securities Act;

(ii)

a prospectus supplement with respect to such series of Notes shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder;

(iii)

all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Notes as contemplated by the Registration Statement, the prospectus supplement relating to such series of Notes and the Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Notes as contemplated by the Indenture;

(iv)

a supplemental indenture or officers’ certificate establishing the form and terms of such series of Notes shall have been duly executed and delivered by the Company and the Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Company’s restated articles of incorporation and bylaws, resolutions of the Board or a duly authorized committee thereof and the Indenture; and

(v)

the certificates evidencing the Notes of such series shall be in substantially one of the forms filed as part of the Indenture as an exhibit to the Registration Statement, shall have been duly executed and delivered by the Company, authenticated by the Trustee and issued, all in accordance with the Company’s restated articles of incorporation and bylaws, resolutions of the Board or a duly authorized committee thereof, the Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Notes of such series, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of the Notes of each series:

(a)

all Notes of such series will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(b)

the execution, delivery and performance by the Company of such Notes, the Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of such series of Notes will not (A) contravene or violate the Company’s restated articles of incorporation or bylaws or any law, rule or regulation applicable to the Company, (B) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(c)

the authorization by the Company of the transactions described above and the instruments, agreements and other documents entered into or to be entered into by the Company as described above will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such instruments, agreements and other documents;

(d)

the Indenture will not have been modified or amended (other than by a supplemental indenture or officers’ certificate establishing the form or terms of the Notes of any series);

(e)

the restated articles of incorporation and bylaws of the Company and resolutions of the Board, as currently in effect, will not have been modified or amended and will be in full force and effect; and

(f)

the form and terms of such series of Notes shall have been established by the Board, a duly authorized committee thereof or a duly authorized officer of the Company acting pursuant to authority delegated to such officer by the Board or a duly authorized committee of the Board, all in accordance with, and within any parameters or limitations established by, the Company’s restated articles of incorporation and bylaws, resolutions of the Board, the Indenture and applicable law, and such terms will be accurately reflected in the certificates evidencing such series of Notes and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of such series of Notes.

We have further assumed that the Notes and any supplemental indenture or officers’ certificate establishing the form and terms of the Notes will be governed by and construed in accordance with the laws of the State of New York.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

This opinion letter is limited to the laws of the State of New York (excluding the securities laws of the State of New York).  We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP